UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WET SEAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

April 30, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at The Wet Seal, Inc.’s corporate offices located at 26972 Burbank, Foothill Ranch, California 92610, beginning at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 28, 2008.

During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition to the formal items of business to be brought before the Annual Meeting, there will be an opportunity to ask questions of general interest to you as a stockholder.

I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

EDMOND S. THOMAS President and Chief Executive Officer

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 28, 2008

Notice is hereby given that the Annual Meeting of Stockholders, or the Annual Meeting, of The Wet Seal, Inc., or our Company, will be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 28, 2008. The Annual Meeting will begin at 10:00 a.m., Pacific Daylight Time. At the Annual Meeting you will be asked to consider and vote upon:

1.	The election of a Board of Directors consisting of eight directors to serve until our Company’s 2009 Annual Meeting. The attached Proxy Statement, which accompanies this Notice, includes the names of the nominees to be presented by our Board of Directors for election;

2.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditor of our Company for fiscal 2008; and

3.	Any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned our Company’s Class A common stock at 5:00 p.m., Eastern Daylight Time on April 16, 2008, you may vote at this meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be available for examination by any stockholder for any purpose germane to the Annual Meeting at the principal executive offices of our Company. The list of stockholders will be available during normal business hours for a period of ten days prior to the Annual Meeting.

To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

If you have any questions about the proposals, including the procedures for voting your shares, please contact Steven H. Benrubi, the Corporate Secretary of our Company, at (949) 699-3900.

BY ORDER OF OUR BOARD OF DIRECTORS

EDMOND S. THOMAS President and Chief Executive Officer

Foothill Ranch, California

Dated: April 30, 2008

i

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., or our Company, we or us, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of our Company, or the Annual Meeting.

The Annual Meeting, and any adjournments or postponements thereof, will be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 28, 2008. The Annual Meeting will begin at 10:00 a.m., Pacific Daylight Time. This Proxy Statement and related materials are first being mailed to stockholders on or about May 2, 2008.

ABOUT THE MEETING

What is the purpose of the meeting?

The Annual Meeting has been called to have our stockholders consider and vote upon:

1.	The election of Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Alan Siegel, Edmond S. Thomas, Henry D. Winterstern and Michael Zimmerman to serve on our Company’s Board of Directors until our Company’s 2009 Annual Meeting of Stockholders (each of the nominated individuals is a current member of our Company’s Board of Directors);

2.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of our Company for fiscal 2008; and

3.	Any other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Company’s Class A common stock and Class B common stock are entitled to receive notice of, and to vote at, the Annual Meeting. The record date for determining such holders is 5:00 p.m., Eastern Daylight Time, on April 16, 2008.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At 5:00 p.m., Eastern Daylight Time, on the record date, there were 92,057,551 shares of our Company’s Class A common stock, issued and outstanding. On that date, no shares of our Company’s Class B common stock were issued and outstanding.

Holders of Class A common stock are entitled to one vote per share. There is no cumulative voting.

Although our Company has 2,167 shares of Series C Convertible Preferred Stock issued and outstanding, holders of the Series C Convertible Preferred Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

What constitutes a quorum for voting on the stockholder proposals?

The presence, in person or by proxy, of the holders of a majority of our Class A common stock shares outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. As of the record date for this Proxy Statement, 92,057,551 shares of Class A common stock, representing the same number of votes, were issued and outstanding. Accordingly, the presence of the holders of Class A common stock representing at least 46,028,776 votes will be necessary to establish a quorum.

Under Delaware law, abstentions and broker “non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting, and therefore would have the effect of a vote against a proposal.

What is a broker “non-vote”?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. For purposes of the Annual Meeting, members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting.

Certain proposals other than the election of directors are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter.

How do I vote?

The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, each proxy will be voted FOR all eight nominees, FOR Proposal 2 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the Annual Meeting.

Can I revoke my proxy?

Any proxy received by our Company may be subsequently revoked by the stockholder at any time before it is voted at the Annual Meeting by delivering a subsequent proxy or other written notice of revocation to our Company at our principal executive offices or by attending the Annual Meeting and voting in person.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Only one Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended February 2, 2008, or the 2007 Annual Report, are being delivered by our Company to multiple stockholders sharing an address, unless our Company receives contrary instructions. Our Company will deliver, promptly upon written or oral request, a separate copy of this Proxy Statement and accompanying materials to stockholders at a shared address to which a single copy was delivered.

A stockholder who wishes to receive a separate copy of this Proxy Statement, proxy card or the 2007 Annual Report now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request via email to our Company’s Investor Relations Office website at www.wetsealinc.com, or via mail to our Company’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610.

INTERNET AVAILABILITY OF THIS PROXY STATEMENT

This Proxy Statement and the 2007 Annual Report are available on our Company’s website at www.wetsealinc.com. Information on our Company’s website, other than this Proxy Statement, form of proxy, our Company’s Business Ethics Policy and Code of Conduct, our Company’s Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer, our Company’s Corporate Governance Guidelines and the charters of our Company’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, or the Nominating and Governance Committee, are not part of our Company’s proxy soliciting materials.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

In accordance with our Company’s Bylaws, as amended, the number of directors that constitute our Board of Directors shall be determined from time to time by resolution of our Board of Directors. Upon the expiration of the term of directors, nominees are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the stockholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

Nominees

The terms of the current directors, Messrs. Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Alan Siegel, Edmond S. Thomas, Henry D. Winterstern and Michael Zimmerman, expire upon the election and qualification of the directors to be elected at the Annual Meeting. Our Nominating and Governance Committee has recommended to our Board of Directors each of the current directors for reelection to our Board of Directors at the Annual Meeting, to serve until the 2009 Annual Meeting of Stockholders.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Duskin, Horn, Kahn, Reiss, Siegel, Thomas, Winterstern and Zimmerman to our Board of Directors. The nominees have consented to serve as directors of our Company if elected. If, prior to the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy may be exercised to vote for a substitute candidate designated by our Board of Directors. Our Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to our Company by the director nominees, with ages as of April 30, 2008. There are no family relationships among any directors or executive officers of our Company.

Name and Age	Principal Occupation and Background
Jonathan Duskin Age: 40	Mr. Jonathan Duskin has been a director of our Company since March 6, 2006. From 2005 to April 2008, Mr. Duskin has served as a Managing Director and Partner at Prentice Capital Management, LP, an investment manager. From 2002 to 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC. From 1998 to 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin currently serves on the board of directors of Whitehall Jewelers, Inc., a retailer of jewelry.

Sidney M. Horn Age: 57	Mr. Sidney M. Horn has been a director of our Company since January 27, 2005. Mr. Horn is the Chairman of our Nominating and Governance Committee. Mr. Horn has been a partner at the law firm of Stikeman Elliot LLP since May 2000. From 1984 to May 2000, Mr. Horn was a partner at the law firm of Phillips & Vineberg LLP. Mr. Horn currently serves on the boards of directors of Prime Restaurant Holdings, Inc., a restaurant franchisor, Astral Media Inc., a Canadian specialty television and radio broadcaster, Genworth Financial Mortgage Insurance Company (Canada), a Canadian mortgage insurance company, and Landauer Metropolitan Inc., a distributor of medical equipment.

Harold D. Kahn Age: 62	Mr. Harold D. Kahn has been a director of our Company since January 27, 2005. Mr. Kahn is Chairman of our Company’s Compensation Committee. Since February 2004, he has served as President of HDK Associates, a consulting company that advises financial and investment groups. From January 1994 to February 2004, Mr. Kahn served as Chairman and Chief Executive Officer of Macy’s East, a division of Macy’s.

Kenneth M. Reiss Age: 65	Mr. Kenneth M. Reiss has been a director of our Company since January 27, 2005. Mr. Reiss is Chairman of our Audit Committee. Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young L.L.P., where he served as the lead auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc. and Kenneth Cole Productions, Inc. Mr. Reiss currently serves on the boards of directors of Eddie Bauer, Inc., a specialty retailer that sells men’s and women’s outerwear, apparel and accessories for the active outdoor lifestyle, and Harman International Industries, Inc., a manufacturer of audio and electronic products for automotive, consumer and professional use.

Alan Siegel Age: 73	Mr. Alan Siegel has been a director of our Company since 1990. Mr. Siegel was appointed the Chairman of our Board of Directors on January 7, 2008. Prior to his retirement in April 2007, Mr. Siegel was a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP, which provides legal services to our Company. Mr. Siegel serves on the board of directors of Thor Industries, Inc., a manufacturer of travel trailers and motor homes.

Edmond S. Thomas Age: 54	Mr. Edmond S. Thomas has been a director of our Company since November 28, 2007. Mr. Thomas was appointed President and Chief Executive Officer of our Company effective October 8, 2007. From 2005 to October 2007, Mr. Thomas served as President and Co-Chief Executive Officer of Tilly’s Inc., a privately owned company that sells action sports related apparel, footwear and accessories. Mr. Thomas was previously President and Chief Operating Officer of our Company from 1992 to 2000. Mr. Thomas is currently the managing partner of The Evans Thomas Company, LLC, which is the general partner of AXIS Capital Fund I, LP, which provides advisory services for retail, catalog, and consumer goods companies along with investment in emerging growth retail companies. Mr. Thomas serves on the boards of directors of Directed Electronics Inc., a designer and marketer of electronics products, and Trans-World Entertainment Corporation, a specialty music and video retailer.

Henry D. Winterstern Age: 50	Mr. Henry D. Winterstern has been a director of our Company since August 18, 2004. Since March 2007, Mr. Winterstern has served as Co-Chairman of First Look Holdings LLC, the controlling shareholder of First Look Studios, Inc., a film production and distribution company. From July 2005 to March 2007, Mr. Winterstern served as Co-Chairman of the Board of Directors and Chief Executive Officer of First Look Studios, Inc. In 1991, Mr. Winterstern co-founded Capital Entertainment, an investment management and advisory services company for the entertainment industry, and served as Managing Partner of this firm until August 2005.

Michael Zimmerman Age: 37	Mr. Michael Zimmerman has been a director of our Company since March 6, 2006. Since May 2005, Mr. Zimmerman has served as the Chief Executive Officer of Prentice Capital Management, LP, an investment manager. From 2000 to 2005, Mr. Zimmerman managed investments in the retail/consumer sector for S.A.C. Capital Associates LLC. From 1999 to 2000, Mr. Zimmerman provided financial advisory services at Omega Advisors, specializing in retail/consumer companies. Mr. Zimmerman currently serves on the board of directors of Russ Berrie and Company, Inc., a designer, importer, marketer and distributor of gift and juvenile consumer products.

Vote Required to be Elected as a Director

Election of the nominees to our Board of Directors requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Company has adopted The Wet Seal, Inc. Business Ethics Policy and Code of Conduct that is applicable to all directors, officers and employees. The purpose of our Business Ethics Policy and Code of Conduct is to foster compliance with applicable laws affecting our Company and to set a standard for our expectations for business conduct. We have also adopted a Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer to promote ethical conduct in the practice of financial management and corporate governance. In addition, we have also adopted Corporate Governance Guidelines which identify corporate governance policy standards for our directors, officers and committees of our Board of Directors. Our Business Ethics Policy and Code of Conduct, our Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer and our Corporate Governance Guidelines are available on our website at www.wetsealinc.com.

Director Independence

All members of our Board of Directors other than Mr. Thomas, our President and Chief Executive Officer, have been determined to be “independent” directors. This determination by our Board of Directors is based upon an individual evaluation of each of our directors, his employment or Board of Directors affiliations, and a determination that the “independent” director has no business relationship with our Company other than his service on our Board of Directors or has some involvement with a company or firm with which we do business that our Board of Directors has determined is not material. Our President and Chief Executive Officer, Mr. Thomas, is not a member of any committees of our Board of Directors.

Committees of Our Board of Directors

Our Board of Directors has established three committees consisting of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board of Directors has adopted a charter for each of its committees, which are posted on our Company’s website at www.wetsealinc.com. The current members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jonathan Duskin	X	—	—
Sidney M. Horn	X	X	(Chairman)
Harold D. Kahn	—	(Chairman)	X
Kenneth M. Reiss	(Chairman)	—	—
Alan Siegel	—	—	X
Henry D. Winterstern	X	—	—
Michael Zimmerman	—	X	X

Meetings and Attendance of Directors

Our Board of Directors and its committees held the following number of meetings during the fiscal year ended February 2, 2008:

Group	Meetings
Board of Directors	12
Audit Committee	9
Compensation Committee	1
Nominating and Governance Committee	2

As a group, the members of our Board of Directors attended over 85% of all of our Board of Directors meetings and their respective meetings of the committee(s) on which they served.

Audit Committee

Our Audit Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. From March 22, 2006 through the date of this Proxy Statement, the members of our Audit Committee have consisted of Messrs. Reiss, Duskin, Horn and Winterstern.

Our Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to our Board of Directors, internal accounting and finance controls for our Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of our Company’s financial statements and press releases relating to our Company’s financial statements and results of operations. Our Audit Committee is also responsible for recommending to our Board of Directors independent registered public accountants to audit the annual financial statements of our Company, as well as for reviewing the scope of the audit as determined by the accountants. The Charter of our Audit Committee is available on our Company’s website at www.wetsealinc.com.

Mr. Reiss, the Chairman of our Audit Committee and a certified public accountant with 38 years of experience in auditing public companies during his tenure at Ernst & Young L.L.P., has been determined by our Nominating and Governance Committee to be our Audit Committee’s “audit committee financial expert” under the regulations of the Securities and Exchange Commission and to be “financially sophisticated” under Nasdaq Global Market listing standards.

Compensation Committee

Each of the directors comprising our Compensation Committee is not a member of management and has been determined by our Board of Directors to be “independent” in accordance with Nasdaq Global Market listing standards. Our Compensation Committee discharges our Board of Directors’ responsibilities relating to the compensation of our chief executive officer, reviews and approves compensation of our other executive officers, administers our equity-based compensation plans and reviews the disclosures in the Compensation Discussion and Analysis and the annual compensation committee report for inclusion in our Company’s annual proxy statement.

Under our Company’s 1996 Long Term Incentive Plan, as amended, our 2000 Stock Incentive Plan and our 2005 Stock Incentive Plan, as amended, or collectively our Incentive Plans, our Compensation Committee has the authority to grant Awards (as defined in our Incentive Plans) including options, restricted stock, performance shares, restricted share units, share purchases, share awards or any other awards based on the value of our common shares to our directors, named executive officers and other company personnel and consultants to our Company. In addition, our Compensation Committee approves bonus guidelines and equity-based awards to be granted to our named executive officers as well as grants our Chief Executive Officer certain levels of authority to grant equity-based awards to other Company employees. Our Compensation Committee also reviews and approves contractual employment and compensation arrangements with our named executive officers and other members of senior management and oversees the administration of our employee benefits and benefit plans. The Chairman of our Compensation Committee, Mr. Harold D. Kahn, and the then Chairman of our Nominating and Governance Committee, Mr. Alan Siegel, were actively involved in the formulation of the compensation package for our current President and Chief Executive Officer, Mr. Edmond S. Thomas. The charter of our Compensation Committee is available on our Company’s website at www.wetsealinc.com.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards. Our Nominating and Governance Committee proposes to our Board of Directors and to stockholders a slate of director nominees in connection with the election of directors. It also advises our Board of Directors with respect to board procedures and committees, oversees the evaluation of our Board of Directors and develops, recommends and reviews our corporate governance guidelines. In addition, our Nominating and Governance Committee initiated the discussions regarding the search for a new President and Chief Executive Officer and participated in the search and hiring process. The Charter of our Nominating and Governance Committee is available on our Company’s website at www.wetsealinc.com.

In discharging its responsibilities to nominate candidates for election to our Board of Directors, our Nominating and Governance Committee has not specified any minimum qualifications for serving on our Board of Directors. However, our Nominating and Governance Committee’s criteria for selecting new directors includes possession of such knowledge, experience, skills, expertise and diversity as may enhance our Board of Directors’ ability to manage and direct the affairs and business of our Company. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of our Nominating and Governance Committee through current directors, professional search firms, stockholders or other persons. Candidates may be considered at any point during the year.

Executive Sessions; Meetings with Management

The non-management members of our Board of Directors, which include each member of our Board of Directors, other than Mr. Thomas, meet in executive session on a regular basis. From time to time, PricewaterhouseCoopers, who manages our Company’s internal audit function, meets with our Audit Committee to review the internal audit function and Section 404 compliance. Our Audit Committee also meets in executive session with the independent registered accountants regularly. All other committees are given the opportunity to meet without management present as they deem necessary.

Senior members of our Company’s management are invited to make presentations to our Board of Directors or committees to provide management insight into items being discussed by our Board of Directors or committees and to bring managers with high potential into contact with our Board of Directors. In addition, Board members have free access to all other members of management and employees of our Company.

Director Compensation

The awarding of stock options, restricted stock, and/or performance shares by our Company to directors, in their capacity as such, is at the discretion of our Compensation Committee. The directors do not receive any additional compensation in connection with their attendance at board and committee meetings other than the cash and equity compensation described below in “Director Compensation Table”. All directors are reimbursed for expenses incurred in connection with attendance at the meetings of our Board of Directors and committees.

During fiscal 2007 all directors, other than Mr. Joel N. Waller and Mr. Thomas, were entitled to receive an annual cash retainer of $75,000 that was payable quarterly. During the initial stages of our Company’s turnaround strategy (January 2005), Messrs. Horn, Kahn, Reiss and Siegel received 300,000 shares of restricted Class A common stock. These restricted shares vested in three equal tranches of 100,000 shares on each anniversary of the grant date, which was January 27, 2005. The last tranche vested on January 27, 2008. In connection with their appointment to our Board of Directors, Messrs. Duskin and Zimmerman each received 66,000 shares of restricted Class A common stock. The restricted shares vest in three equal tranches of 22,000 shares on each anniversary of the grant date, which was June 29, 2006. Neither Mr. Waller nor Mr. Thomas was entitled to any additional equity compensation in his capacity as a director during fiscal 2007. Mr. Winterstern received 750,000 shares of restricted Class A common stock, which vest in three equal tranches of 250,000 shares, on each anniversary of the grant date, which was January 27, 2005. The last tranche vested on January 27, 2008. Mr. Winterstern was granted this number of shares of restricted Class A common stock in connection with his significant involvement in the initial stages of our Company’s restructuring and turnaround efforts in the fourth quarter of fiscal 2004.

Director Compensation Table

The following Director Compensation Table summarizes the compensation paid to our directors in fiscal 2007.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Share Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonathan Duskin	$75,000	$102,803	—	—	—	—	$177,803
Sidney M. Horn	$75,000	$198,126	—	—	—	—	$273,126
Harold D. Kahn	$75,000	$198,126	—	—	—	—	$273,126
Kenneth M. Reiss	$75,000	$198,126	—	—	—	—	$273,126
Alan Siegel	$75,000	$198,126	$4,054	—	—	—	$277,180
Henry D. Winterstern	$75,000	$495,315	$3,196	—	—	—	$573,511
Michael Zimmerman	$75,000	$102,803	—	—	—	—	$177,803

(1)	Joel N. Waller, our former President and Chief Executive Officer, and Chairman of our Board of Directors, and Edmond S. Thomas, our current President and Chief Executive Officer, are not included in this table since they receive no compensation for their services as directors. The compensation received by Mr. Waller and Mr. Thomas as employees of our Company is shown in the “Summary Compensation Table”.
(2)	Members of our Board of Directors, other than Messrs. Waller and Thomas, received director’s fees at the rate of $75,000 per year, payable at $18,750 per quarter. All members of our Board of Directors are reimbursed for actual expenses incurred in connection with attendance at meetings of our Board of Directors and of committees of our Board of Directors.
(3)	Effective January 29, 2006, our Company adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS No. 123(R) and thus may include amounts from awards granted in and prior to fiscal 2007. As of February 2, 2008, the following directors had unvested restricted shares of Class A common stock: Mr. Duskin 44,000 shares and Mr. Zimmerman 44,000 shares. See the discussion below under “Fiscal 2008 Director Compensation Arrangements” for disclosure regarding the new issuance of restricted stock to our directors other than Messrs. Thomas, Duskin and Zimmerman.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS No. 123(R), and thus includes amounts from awards granted in and prior to fiscal 2007. As of February 2, 2008, Mr. Siegel and Mr. Winterstern had the right to exercise stock options into 78,500 and 15,000 shares of Class A common stock, respectively.

Fiscal 2008 Director Compensation Arrangements

In January 2008, our Board of Directors established a new compensation program for directors of our Company whose last tranche of restricted stock would vest on January 27, 2008. At our company’s Board of Directors meeting in November 2007, our Compensation Committee was asked to prepare a recommendation that outlined the general cash and equity compensation arrangement to be paid to Messrs. Horn, Kahn, Reiss, Siegel and Winterstern following the vesting of their last tranche of restricted stock. Mr. Duskin and Mr. Zimmerman were not to be included in the program since they still have unvested restricted shares under their original director compensation arrangements.

The new compensation program takes into account the increased commitment required of our directors as our Company focused upon improving its financial performance as well as compensation (cash and equity) paid to directors of publicly traded retailers with comparable revenues and market capitalization. Our Compensation Committee engaged Mercer, a compensation consulting firm, to provide it with the survey data to be used in the preparation of a compensation program. Based upon the recommendation of our Compensation Committee, our Board approved the cash compensation program set forth below, which was implemented for each of the directors other than Messrs. Thomas, Duskin and Zimmerman.

Position	Annual Cash Retainer	Payment
Director	$65,000	Quarterly
Committee Chairman	$10,000	Quarterly
Chairman of our Board	$15,000	Quarterly

In addition to the foregoing new cash compensation program, each director, other than Messrs. Thomas, Duskin and Zimmerman, received a restricted stock grant having a cash value of $115,000 at the time of issuance. Based upon the closing stock price of our common stock on the date of issuance, these directors received 37,705 shares of restricted stock on February 4, 2008.

Indemnification Agreements with our Directors

Our Company has entered into indemnification agreements with each of our non-management directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our Company, and to advance expenses incurred as a result of any proceeding against them as to which they can be indemnified. We expect to enter into indemnification agreements with our future non-management directors.

Related Party Transactions

Prior to his retirement in April 2007, Alan Siegel, one of our current directors, was a senior partner with the law firm of Akin Gump Strauss Hauer and Feld LLP. In fiscal 2007, our Company paid $543,412 for legal services provided by Akin Gump.

STOCKHOLDER NOMINEES

Our Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on our Board of Directors. Any stockholder who desires to recommend a nominee for our Board of Directors must submit a letter addressed to our Corporate Secretary at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, and which is clearly identified as a “Director Nominee Recommendation”. All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Nominating and Governance Committee. Any stockholder recommendations for the 2009 Annual Meeting must be submitted by December 12, 2008 to assure time for meaningful consideration and evaluation of the nominees by our Nominating and Governance Committee.

STOCKHOLDER COMMUNICATIONS

Our Company has adopted a formal process by which stockholders may communicate directly to directors. Under this process, any communication sent to a director or directors in care of our Corporate Secretary at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610 is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a stockholder, and all stockholder communications that are received by our Corporate Secretary to the attention of a director or directors are forwarded to the director or directors, with a copy to the Chairman of our Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our Compensation Committee has developed a compensation policy for our named executive officers that has the following guidelines:

•	Provide base salaries that are competitive in the retail apparel industry that will attract and retain our named executive officers;

•

Provide annual cash bonuses that are tied to our consolidated financial performance or divisional financial performance, as the case may be, in order to align the interests of our named executive officers with those of our stockholders; and

•

Provide long-term incentive benefits that will reward our named executive officers’ long-term commitment and motivate the named executive officers to achieve our strategic objective of increased stockholder value.

We compensate our named executive officers according to the terms of their respective employment agreements. Our Compensation Committee reviews all recommendations made with respect to discretionary compensation and approves all discretionary compensation decisions for our named executive officers. Members of senior management (including certain of our named executive officers) provide information to our Compensation Committee with respect to individual and divisional performance to assist our Compensation Committee in its analysis and evaluation of our named executive officers.

Our named executive officers as of the end of fiscal 2007 consisted of the following individuals:

•	Edmond S. Thomas, our President and Chief Executive Officer;

•	Steven H. Benrubi, our Executive Vice President and Chief Financial Officer; and

•

Gregory S. Gemette, Dyan Jozwick and Gary White, our three most highly compensated executive officers, other than Messrs. Thomas and Benrubi. Mr. Gemette, Ms. Jozwick and Mr. White served as our President of Arden B Merchandise, our Chief Merchandise Officer of The Wet Seal division and our Chief Operating Officer, respectively.

During fiscal 2007 and the first quarter of fiscal 2008, our Company experienced a series of senior management changes. In September 2007, we appointed Mr. Benrubi as our Executive Vice President and Chief Financial Officer after the resignation of Mr. John J. Luttrell, our former Chief Financial Officer. In October 2007, we appointed Mr. Thomas as our new President and Chief Executive Officer to succeed Mr. Joel N. Waller. Shortly after our fiscal 2007 ended, Messrs. Gary White and Gregory S. Gemette resigned from our Company. For purposes of this proxy statement, Messrs. Waller, Luttrell, White and Gemette will also be included in our discussion of named executive officers even though they are no longer employed by our Company.

Our Turnaround Strategy

Since December 2004, we have been actively engaged in a turnaround strategy to improve our financial performance and results of operations. A fundamental component of our operational and financial strategies focused upon identifying and retaining talented merchants, operators and finance personnel. We hired each of our named executive officers during this period. Accordingly, compensation decisions made and the mix of compensation allocated to these individuals reflect the difficulty in attracting and retaining talent during this challenging period for our Company.

Determination of Base Salary and Future Salary Increases

When establishing the base salaries of our named executive officers, our Compensation Committee considers a number of factors, including:

•	individual responsibilities and performance expectations;

•	leadership abilities;

•	specialty retail and related trade salary rates;

•	cost of living factors in the Southern California real estate market where our principal executive offices are located;

•	the named executive officer’s applicable experience; and

•	our financial position.

Base salaries of our named executive officers are reviewed annually by our Compensation Committee, which assesses individual performance, contribution to our Company and level of responsibility.

Annual Cash Bonuses

We use annual cash bonuses to reward the short-term performance of our named executive officers. Each of Messrs. Thomas, Benrubi, White, Waller and Luttrell is and was, as the case may be, eligible to receive cash bonuses based upon our Company’s consolidated financial performance. Each of Ms. Jozwick and Mr. Gemette is and was, as the case may be, eligible to receive cash bonuses based upon a combination of our Company’s consolidated financial performance and the operating income generated by the Wet Seal and Arden B divisions, respectively. During the first quarter of each fiscal year, our Compensation Committee and our President and Chief Executive Officer establish financial performance goals and specific performance metrics against which our named executive officers will be evaluated.

Our Compensation Committee believes that tying annual cash bonuses to both Company and division profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability throughout our Company. Set forth in the following chart is a description of the cash bonus guidelines for each of our named executive officers.

Named Executive Officers as of Year End	Fiscal 2007 Bonus Calculation (1)	Target Percentage of Base Salary	Maximum Percentage of Base Salary
Edmond S. Thomas (1)	N/A	N/A	N/A

Steven H. Benrubi	Based upon our Company’s consolidated pre-tax operating income results	(2)	(2)

Gary White	Based upon our Company’s consolidated pre-tax operating income results	50%	100%

Gregory S. Gemette	70% based upon the pre-tax operating income results of the Arden B division; the remaining 30% based upon our Company’s consolidated pre-tax operating income results	50%	100%

Dyan Jozwick	80% based upon the pre-tax operating income results of the Wet Seal division; the remaining 20% based upon our Company’s consolidated pre-tax operating income results	50%	100%

Named Executive Officers for Partial Year
Joel N. Waller	Based upon our Company’s consolidated pre-tax operating income results	100%	200%

John J. Luttrell	Based upon our Company’s consolidated pre-tax operating income results	50%	100%

(1)	Mr. Thomas received a guaranteed bonus of $250,000 for fiscal 2007 pursuant to the terms of his employment agreement. See “Summary of Employment Agreements and Potential Payments Upon a Change of Control” for a further description of the bonus arrangement for Mr. Thomas.

(2)	Prior to Mr. Benrubi’s appointment as our Chief Financial Officer, he served as our Company’s Corporate Controller. Under the terms of Mr. Benrubi’s employment agreement as our Chief Financial Officer, his Fall target bonus was to be calculated based upon 30% of his base salary as our Company’s Corporate Controller for the period of August 1, 2007 to September 20, 2007, and thereafter 50% of his base salary as our Chief Financial Officer. For fiscal 2007, our Company’s annual incentive plan specified that Mr. Benrubi’s maximum award would be 100% of his base salary for the period he served as our Company’s Chief Financial Officer. See “Summary of Employment Agreements and Potential Payments Upon a Change of Control”.

For each of the named executive officers, 40% of each fiscal 2007 annual cash bonus was based upon the achievement of spring financial targets and the remaining 60% was based upon the achievement of fall financial targets. Our Compensation Committee elected to establish the difference in the weighting between fall and spring target achievement due to the substantial amount of our revenue that is generated from our fall and winter seasons. Our Company paid spring bonuses to our named executive officers in August 2007. Fall bonuses were to be paid in March 2008; however, no fall bonuses were paid, except for a bonus paid to Ms. Jozwick as a result of achieving a pre-tax operating income bonus threshold for the Wet Seal division.

Our Compensation Committee, with the assistance of management, reviews our Company’s consolidated and divisional financial performance and calculates bonuses based upon the attainment of performance objectives that are set during the first quarter of each fiscal year. In fiscal 2007, our Compensation Committee awarded Spring and Fall bonuses to our named executive officers in the amounts set forth in the “Spring 2007 Bonus” table and “Fall 2007 Bonus” table below based on their respective achievement of spring and/or fall financial targets as specified in the respective tables.

Spring 2007 Bonus

Name	Consolidated Target Pre-Tax Operating Income	Consolidated Achieved Pre-Tax Operating Income	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)
Joel N. Waller	$11,765	$12,376	$260,000	$260,000	100%
John J. Luttrell	$11,765	$12,376	$78,000	$78,000	100%
Gary White	$11,765	$12,376	$93,000	$93,000	100%
Steven H. Benrubi	$11,765	$12,376	$30,000	$30,000	100%
Dyan Jozwick	$11,765	$12,376	$16,600	$16,600	100%
Gregory S. Gemette	$11,765	$12,376	$24,900	$24,900	100%

Name	Wet Seal Division Target Pre-Tax Operating Income	Wet Seal Division Achieved Pre-Tax Operating Income	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)
Dyan Jozwick	$16,674	$17,740	$66,400	$83,000	125%

Name	Arden B Division Target Pre-Tax Operating Loss	Arden B Division Achieved Pre-Tax Operating Loss	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)
Gregory S. Gemette	($2,594)	($5,364)	$58,100	—	—

Fall 2007 Bonus

Name	Consolidated Target Pre-Tax Operating Income	Consolidated Achieved Pre-Tax Operating Income	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)
Joel N. Waller(1)	$25,839	$3,255	$390,000	—	—
John J. Luttrell	$25,839	$3,255	$117,000	—	—
Gary White	$25,839	$3,255	$139,500	—	—
Steven H. Benrubi	$25,839	$3,255	$77,662	—	—
Dyan Jozwick	$25,839	$3,255	$24,900	—	—
Gregory S. Gemette	$25,839	$3,255	$37,350	—	—

Name	Wet Seal Division Target Pre-Tax Operating Income	Wet Seal Division Achieved Pre-Tax Operating Income	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)
Dyan Jozwick	$22,890	$20,660	$99,600	$74,700	75%

Name	Arden B Division Target Pre-Tax Operating Income	Arden B Division Achieved Pre-Tax Operating Loss	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)
Gregory S. Gemette	$3,405	($17,405)	$87,150	—	—

(1)	Mr. Waller received his full 2007 fall bonus in connection with his separation with our Company. See “Tables of Potential Payments Upon Termination or a Change in Control—Named Executive Officers No Longer Employed by our Company.”

The Spring and Fall consolidated pre-tax operating income represents consolidated operating income for the first and second fiscal quarters of fiscal 2007 and the third and fourth fiscal quarters of fiscal 2007, respectively. Divisional pre-tax operating income (loss) represents each division’s operating income (loss), including allocation of corporate general and administrative expenses on a store count basis, for the same periods noted above. The Fall consolidated and divisional pre-tax operating income (loss) achieved targets exclude the unusual breakage benefit recorded in the fourth quarter of fiscal 2007.

Incentive Plan Awards

Typically, upon commencement of our named executive officers’ employment, we have granted these individuals equity awards under our Incentive Plans in the form of stock options, restricted stock and/or performance shares. These equity awards vest ratably over specified periods and/or vest upon the attainment of certain market conditions, as the case may be. Our Compensation Committee believes that restricted stock and performance shares provide an equally motivating form of incentive compensation while serving to better align the interests of our stockholders and management. In addition, recently we have chosen to increase the granting of restricted stock and performance shares to our named executive officers because of recent changes in the accounting treatment for stock options as a result of SFAS No. 123(R) that have made granting stock options less attractive.

In granting restricted stock, performance shares and stock options, our Compensation Committee takes into consideration the anticipated long-term contributions of an individual to our potential growth and success, as well as the number of options, restricted stock and/or performance shares granted to similarly situated executives at peer companies.

Compensation Packages For Our President and Chief Executive Officer and Chief Financial Officer

CEO Compensation

As our Compensation Committee evaluated the compensation package to be offered to Mr. Thomas, it sought advice and a survey of equity compensation arrangements from Mercer, a compensation consulting firm. Our Compensation Committee desired to have a compensation arrangement that offered significant equity incentives for improving the financial performance of our Company and an improved performance of our

Company’s stock price. Accordingly, upon Mr. Thomas’ appointment as the President and Chief Executive Officer, he received our commitment to grant him 1,000,000 performance shares which are subject to performance and time-based vesting terms (of which 333,333 shares were granted on the date of his appointment). In addition, on the date of his appointment, Mr. Thomas was granted 500,000 restricted shares, which are subject to time-based vesting terms. For a more detailed discussion of the terms of his equity award see “Summary of Employment Agreement and Potential Payments Upon a Change of Control”. In addition to Mr. Thomas’ equity incentive arrangement, our Compensation Committee reviewed the survey provided by Mercer to evaluate the level of cash compensation provided to Mr. Thomas in relation to peer company chief executive officers. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the turnaround conditions presented to Mr. Thomas.

CFO Compensation

Upon Mr. Benrubi’s appointment as Executive Vice President and Chief Financial Officer, our Compensation Committee recommended that his equity incentive package should be enhanced to a level that is commensurate with his new position but reflected a lack of experience as a Chief Financial Officer of a publicly traded company. Mr. Benrubi had previously served as our Company’s Corporate Controller for over two years prior to his appointment as Chief Financial Officer. Upon his appointment, Mr. Benrubi was granted options to acquire up to 60,000 shares and 90,000 restricted shares subject to time-based vesting terms. In addition, Mr. Benrubi’s annual cash compensation increased to $300,000 from $250,000. Our Compensation Committee determined that his overall package was commensurate with a newly appointed chief financial officer based upon his experience and standing with our Company.

Compensation Mix and Other Compensation

We allocate compensation between long-term and currently paid compensation to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for our Company and our stockholders. We provide cash compensation in the form of base salary to meet competitive salary requirements and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term financial goals. We provide non-cash compensation in the form of equity grants to provide a long-term incentive opportunity for our named executive officers, reward superior performance against specific objectives and long-term strategic goals and align the long-term interests of our named executive officers with those of our stockholders.

Perquisites and Personal Benefits

Our named executive officers also participate in life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs and perquisites as we may from time to time maintain for the benefit of our employees. While we currently intend to maintain our current benefits and perquisites for our named executive officers, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Limitations on Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of our named executive officers that we employ, at fiscal year-end. Our Compensation Committee believes that it is generally in our Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, our Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, our Compensation Committee also believes there may be circumstances in which our Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Employment Agreements; Severance and Change of Control

We have entered into written agreements with our named executive officers that provide for the payment of additional and future compensation to such executive officers in the event of certain types of terminations and in the event of a change of control of our Company. For a detailed description of these agreements and the potential amounts that we may be obligated to pay in the event these agreements are triggered, see “Summary of Employment Agreements and Potential Payouts Upon Change of Control”.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation during the fiscal year ended February 2, 2008.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of our Company and, based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, our Company’s Annual Report on Form 10-K for the year ended February 2, 2008.

The Compensation Committee

    For Fiscal 2007:

    Harold D. Kahn (Chairman)

    Sidney M. Horn

    Michael Zimmerman

The foregoing Report of our Compensation Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by our Company with the Securities and Exchange Commission, except to the extent specifically incorporated by reference.

COMPENSATION AND AWARD TABLES

The information contained in the following tables describe (i) compensation provided to our named executive officers during fiscal 2007, and (ii) compensation provided to our named executive officers as well as Jennifer Pritchard, the former President of our Arden B division, during fiscal 2006. Ms. Pritchard resigned from our Company on March 1, 2006. Messrs. Luttrell, Waller, White and Gemette resigned from our Company on September 21, 2007; October 8, 2007; February 26, 2008 and February 5, 2008, respectively.

Summary Compensation Table for Fiscal 2007

Name and Principal Position	Salary ($)		Bonus ($)		Share Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)
Edmond S. Thomas, President and Chief Executive Officer	$216,346	(5)	250,000	(6)	$527,001	—	—	—	$9,537		$1,002,884

Steven H. Benrubi, Executive Vice President and Chief Financial Officer	$258,462	(7)	—		$127,931	$74,355	$30,000	—	$8,911		$499,659

Dyan Jozwick, Chief Merchandise Officer, Wet Seal Division	$412,115		—		$234,218	$102,056	$174,300	—	$28,335		$951,024

Joel N. Waller, Former President and Chief Executive Officer	$529,313		—		$177,765	$331,932	$260,000	—	$619,770	(8)	$1,918,780

John J. Luttrell, Former Executive Vice President and Chief Financial Officer	$264,963		—		$68,188	$28,273	$78,000	—	$3,285		$442,709

Gary White, Former Executive Vice President and Chief Operating Officer	$462,116		—		$95,253	$229,063	$93,000	—	$16,543		$895,975

Gregory S. Gemette, Former President of Merchandise, Arden B	$412,115		—		$254,051	$63,911	$24,900	—	$5,908		$760,885

(1)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes for fiscal 2007, in accordance with SFAS No. 123(R), “Share-Based Payment,” for restricted stock and performance share awards, and thus include amounts from awards granted in and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2008.
(2)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes for fiscal 2007, in accordance with SFAS No. 123(R), for stock option awards, and thus include amounts from awards granted in and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2008.
(3)	Represents bonus amounts earned through achievement of pre-determined financial performance objectives for the spring performance period under our Company’s fiscal 2007 corporate incentive plan approved by our Compensation Committee. No bonuses were paid for the fall performance period to any of the names executive officers, except for a bonus paid to Ms. Jozwick as a result of achieving a pre-tax operating income bonus threshold for the Wet Seal division. Mr. Waller received his full 2007 fall bonus in connection with his separation with our Company. See “Tables of Potential Payments Upon Termination or a Change in Control—Named Executive Officers No Longer Employed by our Company.”
(4)	Amounts reflect for each named executive officer:
•	Housing allowances and moving expenses for relocation.
•	Matching contributions by our Company pursuant to the Wet Seal Retirement Plan.
•	The value of supplemental health, medical and dental insurance coverage provided by our Company.
•	The value of group term insurance benefits provided by our Company.
(5)	Mr. Thomas was hired on October 8, 2007; this represents Mr. Thomas’ pro rata base salary for the portion of fiscal 2007 that he was employed by our Company.
(6)	Represents the guaranteed bonus paid during fiscal 2007 pursuant to the terms of Mr. Thomas’ employment agreement.
(7)	Mr. Benrubi’s salary reflects the increase in his base salary from $250,000 per year in his former position as our Company’s Corporate Controller through September 20, 2007 to $300,000 in his current capacity as Executive Vice President and Chief Financial Officer.
(8)	Mr. Waller’s employment terminated with our Company on October 8, 2007; this includes his severance payment in the amount of $605,905 pursuant to a severance agreement entered into between Mr. Waller and our Company on October 2, 2007.

Summary Compensation Table for Fiscal 2006

Name and Principal Position	Salary ($)		Bonus ($)		Share Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)
Joel N. Waller, President and Chief Executive Officer	$662,500		—		$540,136	$345,078	$520,000	—	$15,444		$2,083,158

John J. Luttrell, Executive Vice President and Chief Financial Officer	$382,212		$25,000	(5)	$321,800	$99,040	$150,000	—	$18,112		$996,164

Gary White, Executive Vice President and Chief Operating Officer	$445,481	(6)	—		$111,543	$187,917	$180,000	—	$8,766		$933,707

Gregory S. Gemette, President of Merchandise, Arden B	$353,846	(7)	$80,000	(8)	$172,053	$35,101	—	—	$74,868		$715,868

Dyan Jozwick, Chief Merchandise Officer, Wet Seal Division	$298,462	(9)	$50,000	(5)	$39,039	$57,617	$70,000	—	$64,737		$579,855

Jennifer Pritchard, former President, Arden B Division	$70,064	(10)	—		—	—	—	—	$675,180	(11)	$745,244

(1)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes for fiscal 2006, in accordance with SFAS No. 123(R), “Share-Based Payment,” for restricted stock and performance share awards, and thus include amounts from awards granted in and prior to fiscal 2006. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.
(2)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes for fiscal 2006, in accordance with SFAS No. 123(R), for stock option awards, and thus include amounts from awards granted in and prior to fiscal 2006. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.
(3)	Represents bonus amounts earned through achievement of pre-determined financial performance objectives for the spring performance period under the Company’s fiscal 2006 corporate incentive plan approved by our Compensation Committee. No bonuses were paid for the fall performance period.
(4)	Amounts reflect for each named executive officer:
•	Housing allowances and moving expenses for relocation.
•	Matching contributions by our Company pursuant to the Wet Seal Retirement Plan.
•	The value of supplemental health, medical and dental insurance coverage provided by our Company.
•	The value of group term insurance benefits provided by our Company.
(5)	Represents sign-on bonuses paid during fiscal 2006 pursuant to the terms of Mr. Luttrell’s and Ms. Jozwick’s employment agreements.
(6)	Mr. White assumed his position as Chief Operating Officer effective April 2, 2006; this amount represents the aggregate amount paid to Mr. White in fiscal 2006, including the period for which he was employed by our Company as Chief Operating Officer and Executive Vice President, Store Operations, Wet Seal division.
(7)	Mr. Gemette was hired on March 4, 2006; this amount represents Mr. Gemette’s pro rata base salary for the portion of fiscal 2006 that he was employed by our Company.
(8)	Represents guaranteed bonus paid during fiscal 2006 pursuant to the terms of Mr. Gemette’s employment agreement.
(9)	Ms. Jozwick was hired on May 2, 2006; this amount represents Ms. Jozwick’s pro rata base salary for the portion of fiscal 2006 that she was employed by our Company.
(10)	Ms. Pritchard resigned on March 1, 2006; this amount represents Ms. Pritchard’s pro rata base salary for the portion of fiscal 2006 that she was employed by our Company.
(11)	Represents a payment to Ms. Pritchard pursuant to the terms of a severance arrangement between our Company and Ms. Pritchard.

Grants Of Plan Based Awards

The following table summarizes the grants made to each of our named executive officers during fiscal 2007 under our Incentive Plans or additional equity arrangements.

		Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#) (2)	All Other Option Awards: Number of Shares Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edmond S. Thomas	—	$375,000	$750,000	$1,500,000	—	—	—	—	—	—	—
	10/8/07	—	—	—	—	—	—	500,000	—	—	$3.13
	10/8/07	—	—	—	—	—	—	166,667	—	—	$2.52
	10/8/07	—	—	—	—	—	—	166,666	—	—	$2.30
	10/8/07	—	—	—	—	—	—	166,667	—	—	$2.03
	10/8/07	—	—	—	—	—	—	166,666	—	—	$1.80
	10/8/07	—	—	—	—	—	—	166,667	—	—	$1.48
	10/8/07	—	—	—	—	—	—	166,667	—	—	$1.27

Steven H. Benrubi	—	$75,000	$150,000	$300,000	—	—	—	—	—	—	—
	9/21/07	—	—	—	—	—	—	90,000	—	—	$3.95
	9/21/07	—	—	—	—	—	—	—	60,000	$4.26	$2.35
	3/27/07	—	—	—	—	—	—	—	18,870	$6.50	$3.01
	3/28/07	—	—	—	—	—	—	6,290	—	—	$6.05
	3/28/07	—	—	—	—	—	—	6,290	—	—	$5.71
	3/28/07	—	—	—	—	—	—	6,290	—	—	$5.82

Dyan Jozwick	—	$103,750	$207,500	$415,000	—	—	—	—	—	—	—
	3/27/07	—	—	—	—	—	—	—	30,000	$6.50	$3.01
	3/28/07	—	—	—	—	—	—	30,000	—	—	$6.05
	3/28/07	—	—	—	—	—	—	30,000	—	—	$5.71
	3/28/07	—	—	—	—	—	—	30,000	—	—	$5.82

Joel N. Waller	—	$325,000	$650,000	$1,300,000	—	—	—	—	—	—	—

John J. Luttrell	—	$97,500	$195,000	$390,000	—	—	—	—	—	—	—
	3/27/07	—	—	—	—	—	—	—	37,500	$6.50	$3.01
	3/28/07	—	—	—	—	—	—	12,500	—	—	$6.05
	3/28/07	—	—	—	—	—	—	12,500	—	—	$5.71
	3/28/07	—	—	—	—	—	—	12,500	—	—	$5.82

Gary White	—	$116,250	$232,500	$465,000	—	—	—	—	—	—	—
	3/27/07	—	—	—	—	—	—	—	37,500	$6.50	$3.01
	3/28/07	—	—	—	—	—	—	12,500	—	—	$6.05
	3/28/07	—	—	—	—	—	—	12,500	—	—	$5.71
	3/28/07	—	—	—	—	—	—	12,500	—	—	$5.82

Gregory S. Gemette	—	$103,750	$207,500	$415,000	—	—	—	—	—	—	—
	3/27/07	—	—	—	—	—	—	—	30,000	$6.50	$3.01
	3/28/07	—	—	—	—	—	—	10,000	—	—	$6.05
	3/28/07	—	—	—	—	—	—	10,000	—	—	$5.71
	3/28/07	—	—	—	—	—	—	10,000	—	—	$5.82

(1)	Threshold represents 50% of estimated non-equity incentive plan compensation; Target represents 100% of estimated non-equity incentive plan compensation; and Maximum represents 200% of estimated non-equity incentive plan compensation.
(2)	Reflects the number of shares of restricted stock and performance shares granted in fiscal 2007 under our 2005 Stock Incentive Plan and 500,000 shares of restricted stock issued to Mr. Thomas pursuant to Section 4350 (I)(1)(A)(iv) of the NASDAQ Marketplace Rules.
(3)	Reflects the number of stock options granted in fiscal 2007. These options vest and become exercisable ratably in three equal annual installments, commencing one year after the date of grant.
(4)	Represents the fair value per share of share awards and option awards as of the grant date pursuant to SFAS No. 123(R).

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the number of securities underlying awards for each named executive officer as of the end of fiscal 2007 under our Incentive Plans.

	Option Awards						Share Awards
Name	Number of Shares Underlying Unexercised Options Exercisable (#) (1)	Number of Shares Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units That Have not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Edmond S. Thomas	—	—	—		—	—	500,000	$1,555,000	1,000,000	$3,110,000

Steven H. Benrubi	20,000 — —	10,000 18,870 60,000	—	$ $ $	6.81 6.50 4.26	6/30/2010 3/27/2012 9/21/2017	96,000 — —	$298,560 — —	33,870 — —	$105,336 — —

Dyan Jozwick	30,000 —	60,000 30,000	—	$ $	5.70 6.50	5/02/2011 3/27/2012	20,000 —	$62,200 —	90,000 —	$279,900 —

Joel N. Waller	—	—	—		—	—	—	—	—	—

John J. Luttrell	—	—	—		—	—	—	—	—	—

Gary White	30,000 — 50,000 —	— 20,000 100,000 37,500	— — — —	$ $ $ $	5.67 3.39 6.30 6.50	7/16/2014 3/28/2015 4/10/2011 3/27/2012	— — — —	— — — —	37,500 — — —	$116,625 — — —

Gregory S. Gemette	16,667 —	33,333 30,000	—	$ $	5.34 6.50	3/13/2011 3/27/2012	80,000 —	$248,800 —	30,000 —	$93,300 —

(1)	Options vest and become exercisable ratably in three equal annual installments, commencing one year after the date of grant.
(2)	Comprised of restricted stock that vests in three equal annual installments, commencing one year after the date of grant.
(3)	Calculated as the number of shares of unvested restricted stock or equity incentive plan awards multiplied by the closing price of our Company’s Class A common stock as of February 1, 2008, the last trading day of fiscal 2007.
(4)	Comprised of performance shares that vest upon the achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, as such term is defined in the respective performance share award agreements. With respect to Mr. Thomas, of the 1,000,000 performance shares, only 333,333 performance shares have been granted to Mr. Thomas.

Option Exercises and Shares Vested in Fiscal 2007

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edmond S. Thomas	—	—	—	—
Steven H. Benrubi	—	—	6,000	$36,060
Dyan Jozwick	—	—	10,000	$60,600
Joel N. Waller	—	—	400,000	$2,416,000
John J. Luttrell	—	—	—	—
Gary White	40,000	$256,965	100,000	$639,000
Gregory S. Gemette	—	—	40,000	$227,600

Non-Qualified Deferred Compensation

We do not maintain non-qualified deferred compensation arrangements for our named executive officers.

SUMMARY OF EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON A

CHANGE OF CONTROL

A.	Named Executive Officers as of the Date of this Proxy Statement

Edmond S. Thomas, our President and Chief Executive Officer

On September 6, 2007, we entered into an Employment Agreement with Edmond S. Thomas setting forth the terms of his employment with us as our President and Chief Executive Officer, or the Thomas Agreement. The Thomas Agreement became effective on October 8, 2007.

Cash Compensation/Benefits

Under the Thomas Agreement, Mr. Thomas is entitled to:

•	a base salary of $750,000 (which is subject to annual review by our Compensation Committee);

•

an annual performance bonus (paid in accordance with our Company’s bonus plan which is administered under our 2005 Stock Incentive Plan), with a target cash award of up to 100% of Mr. Thomas’ base salary and a maximum cash award of up to 200% of his base salary (for fiscal 2007, Mr. Thomas was guaranteed a bonus of $250,000, which was paid on April 15, 2008) ; and

•	participate in such employee benefit plans and insurance programs offered to our Company’s employees.

Equity Incentive Arrangement

At the time of his retention as our President and Chief Executive Officer, Mr. Thomas received a commitment from our Company to grant him 1,000,000 performance shares of our Company’s Class A common stock, to be issued under the terms of our 2005 Stock Incentive Plan, and 500,000 restricted shares issued pursuant to the NASDAQ Marketplace Rules for new employees. The award agreement governing his performance shares provides that the performance shares will be granted in three tranches of 333,333, 333,333 and 333,334 shares. Tranche 1 representing 333,333 performance shares, granted on October 8, 2007, the effective date of the Thomas Agreement. Each of the tranche 2 and tranche 3 performance shares will be granted on the first and second anniversary of the effective date; provided certain conditions are satisfied. The three tranches of the performance shares will vest in the manner set forth in the following chart:

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation to Vest
Tranche 1: 333,333	1st anniversary of the Effective Date	Effective Date through the 3rd anniversary thereof	$5.15 per share/166,667 $6.18 per share/ 166,666

Tranche 2: 333,333	2nd anniversary of the Effective Date	From the 1st anniversary of the Effective Date through the 3rd anniversary thereof	$7.41 per share/166,667 $8.89 per share/166,666

Tranche 3: 333,334	3rd anniversary of the Effective Date	From the 2nd anniversary of the Effective Date through the 3rd anniversary thereof	$10.67 per share/166,667 $12.80 per share/166,667

The share appreciation targets will be deemed to have been met upon the attainment of the respective share appreciation targets as calculated, in each case, on the 20-day volume weighted average share price during the respective measurement periods.

All of the restricted shares were granted on October 8, 2007. The restricted shares vest in three tranches (166,666, 166,666 and 166,668 shares) on each of the first, second and third anniversaries of his employment with our Company, provided that Mr. Thomas is employed by our Company on the respective dates of vesting.

In addition to the restricted stock and performance shares, on March 7, 2008, our Board of Directors granted Mr. Thomas options to acquire up to 100,000 shares of our common stock at a strike price of $2.58. The stock options vest in three tranches of 33,333, 33,333, and 33,334 on the first, second and third anniversaries of the initial grant date of the stock options.

Termination Payments/Rights

Mr. Thomas’ employment may be terminated by us or by Mr. Thomas at any time, subject to the terms and conditions of the Thomas Agreement. The respective rights and obligations of Mr. Thomas and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of his employment without “cause” or his resignation for “good reason” (as such terms are defined in the Thomas Agreement), Mr. Thomas will be entitled to receive (contingent on Mr. Thomas signing a Release (as defined in the Thomas Agreement) and not revoking the Release within thirty (30) days of the termination):

(a) the greater of (i) Mr. Thomas’ aggregate base salary for the remainder of the term of the Thomas Agreement and (ii) Mr. Thomas’ then current base salary, multiplied by two (2), which payment will be made in twelve (12) equal monthly installments over a one year period, subject to compliance Section 409A of the Internal Revenue Code, as amended, or Section 409A;

(b) subject to mitigation, if Mr. Thomas intends to continue his medical coverage under COBRA, our Company will pay for coverage under COBRA for one (1) year following the date of termination; and

(c) the unvested restricted shares that are scheduled to vest at the next annual vesting milestone will vest in full; however, the vesting of the performance shares and the options will not accelerate.

In the event of a termination of Mr. Thomas’ employment for “cause” or his resignation without “good reason,” or his employment terminates as a result of his “disability” (as such terms are defined in the Thomas Agreement) or his death, Mr. Thomas will receive (a) accrued but unpaid base salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date. Nevertheless, if our Board of Directors has the reasonable belief that Mr. Thomas has committed any of the acts that constitute the basis for a “cause” termination, Mr. Thomas may be suspended without pay until an investigation is concluded. If Mr. Thomas’ employment is terminated as a result of his disability or his death, he will further be entitled to receive his pro rata target bonus for the fiscal year in which the termination occurs. The bonus will be prorated for the number of full calendar quarters Mr. Thomas is employed during such fiscal year.

Change of Control Payments

If there is a “change of control” of our Company (as such term is defined in the Thomas Agreement) during the term of his employment with our Company, and, within 90 days of the change of control, Mr. Thomas’ employment with the Company is terminated, Mr. Thomas will be entitled to receive (contingent on Mr. Thomas signing a Release and not revoking the Release within thirty (30) days of the termination):

(a) a payment equal to the sum of (i) Mr. Thomas’ then current base compensation multiplied by two (2) and (ii) Mr. Thomas’ target bonus for the fiscal year in which the termination occurs (pro rated for the number of full calendar quarters that Mr. Thomas was employed during such fiscal year) multiplied by two (2). This payment will be made in twelve (12) equal monthly installments over one year, subject to compliance with Section 409A;

(b) subject to mitigation, if Mr. Thomas intends to continue his medical coverage under COBRA, our Company will pay for coverage under COBRA for one (1) year following the date of termination; and

(c) the unvested restricted shares that are scheduled to vest at the next annual vesting milestone will vest in full and all of his unvested option shares will vest; however, the performance shares will not vest.

The Thomas Agreement provides that if Mr. Thomas was paid a change of control payment pursuant to clause (a) above prior to February 3, 2008, Mr. Thomas would only be entitled to receive the payment identified in subclause (i) of clause (a).

Steven H. Benrubi, our Executive Vice President and Chief Financial Officer

On September 19, 2007, we entered into an Employment Agreement with Steven H. Benrubi setting forth the terms of Mr. Benrubi’s employment with us as our Executive Vice President and Chief Financial Officer, or the Benrubi Agreement. The Benrubi Agreement became effective on September 21, 2007 and was amended and restated as of February 11, 2008.

Cash Compensation/Benefits

Under the Benrubi Agreement, Mr. Benrubi is entitled to:

•	a base salary of $300,000 (which is subject to annual review by our Compensation Committee);

•

an annual performance bonus to be paid in accordance with our Company’s bonus plan, with a target award of 50% of Mr. Benrubi’s base salary, and a maximum target specified in our Company’s annual incentive plan which performance bonus may be replaced with a single annual bonus by our Compensation Committee based on the achievement of pre-determined annual performance goals; and

•	participate in such employee benefit plans and insurance programs offered to our Company’s employees.

Equity Incentive Arrangement

At the time of Mr. Benrubi’s retention as our Executive Vice President and Chief Financial Officer, Mr. Benrubi was granted options to acquire up to 60,000 shares of our Company’s Class A common stock. The options were priced at the greater of (x) the closing price of our Company’s Class A common stock on September 21, 2007 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including September 21, 2007. The exercise price per share is $4.26. The options will vest in three equal tranches beginning on the first anniversary of September 21, 2007 and each anniversary thereafter. In addition, on the Effective Date, Mr. Benrubi was granted 90,000 restricted shares of our Company’s Class A common stock. The restricted shares will vest in three equal tranches beginning on the first anniversary of September 21, 2007 and each anniversary date thereafter.

The options and restricted stock granted to Mr. Benrubi are subject to the terms and conditions of our Company’s 2005 Stock Incentive Plan, as amended, and the related award agreements.

Termination Payment/Rights

Mr. Benrubi’s employment may be terminated by us or by Mr. Benrubi at any time, subject to the terms and conditions of the Benrubi Agreement. The respective rights and obligations of Mr. Benrubi and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of Mr. Benrubi’s employment without “cause,” or he terminates his employment for “Good Reason” (as such terms are defined in the Benrubi Employment Agreement) on or before September 21, 2010, Mr. Benrubi shall be entitled to receive severance pay in an amount equal to one year base salary, payable in equal bi-monthly installments over a period of one year, subject to compliance with

Section 409A and the terms of the Benrubi Agreement. Mr. Benrubi shall not be entitled to any additional payments in connection with termination. If there is a termination without “cause” after September 21, 2010, Mr. Benrubi is not entitled to severance.

In the event of a termination of Mr. Benrubi’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the Benrubi Agreement) or his employment is terminated as a result of his “disability” (as such term is defined in the Benrubi Agreement) or his death, Mr. Benrubi will receive (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date.

Payment of any severance amount is contingent upon delivering a separation agreement and general release that is acceptable to our Company.

Change of Control Payments

Under the terms of the Benrubi Agreement, Mr. Benrubi is not entitled to receive any payments in connection with a change of control of our Company. However, pursuant to the terms of his stock option award agreement and his restricted stock award agreement, upon a “change of control” (as such term is defined in our 2005 Stock Incentive Plan) during his employment with our Company, Mr. Benrubi’s unvested stock options and restricted stock will vest.

Dyan M. Jozwick, our Chief Merchandise Officer, Wet Seal Division

On May 2, 2006, we entered into an Employment Agreement with Dyan M. Jozwick, which we refer to as the Jozwick Agreement, setting forth the terms of Ms. Jozwick’s employment with us as Chief Merchandise Officer of the Wet Seal division. The Jozwick Agreement became effective as of May 2, 2006, and was amended and restated as of April 10, 2008. The term of the Jozwick Agreement concludes on May 2, 2009.

Cash Compensation/Benefits

Under the Jozwick Agreement, Ms. Jozwick is or was, as the case may be, entitled to:

•	a base salary of $415,000;

•	an annual performance bonus to be paid in accordance with our Company’s bonus plan, with a target award of 50% of base salary and a maximum award of up to 100% of Ms. Jozwick’s base salary;

•	a signing bonus in the amount of $50,000, payable in installments and subject to limited forfeiture restrictions;

•	participation in such employee benefit plans and insurance programs offered to our Company’s employees; and

•	up to 90 days of temporary housing and a lump sum relocation allowance of $30,000.

Equity Incentive Arrangement

At the time of Ms. Jozwick’s retention as Chief Merchandise Officer for the Wet Seal division, Ms. Jozwick received options to acquire 90,000 shares of our Company’s Class A common stock. The options vest in equal tranches over a three year period beginning on May 2, 2007, and each anniversary thereafter. In addition, Ms. Jozwick received 30,000 restricted shares of our Company’s Class A common stock. The restricted shares will vest in three equal annual installments beginning on May 2, 2007, and each anniversary thereafter.

Termination Payment/Rights

Ms. Jozwick’s employment may be terminated by us or by Ms. Jozwick at any time, subject to the terms and conditions of the Jozwick Agreement. The respective rights and obligations of Ms. Jozwick and our Company depend upon the party that initiates the termination and the reasons for the termination.

In the event of the termination of Ms. Jozwick’s employment without “cause” (as such term is defined in the Jozwick Agreement), Ms. Jozwick shall be entitled to receive severance pay in an amount equal to six (6) months base compensation payable in equal bi-monthly installments over a period of six (6) months subject to compliance with Section 409A and the terms of the Jozwick Agreement. Ms. Jozwick shall not be entitled to any additional payments in connection with termination.

In the event of the termination of Ms. Jozwick’s employment for “cause” or her resignation without “good reason” (as such terms are defined in the Jozwick Agreement), or her employment is terminated as a result of her “disability” (as such term is defined in the Jozwick Employment Agreement) or her death, Ms. Jozwick will receive (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date.

Payment of any severance amount is contingent upon delivering a separation agreement and general release that is acceptable to our Company.

Change of Control Payment

The Jozwick Agreement provides that in the event of a “change of control” (as such term is defined in the Jozwick Agreement) during the term of her employment with our Company, and Ms. Jozwick is terminated, Ms. Jozwick shall be entitled to receive severance pay in an amount equal to six (6) months base compensation, payable in equal bi-monthly installments over a period of six (6) months.

Pursuant to the terms our 2005 Stock Incentive Plan, in the event of a “change of control” (as such term is defined therein) during the term of her employment with our Company, all of Ms. Jozwick’s unvested stock options and restricted shares that were issued under our 2005 Stock Incentive Plan will vest immediately.

B.	Named Executive Officers No Longer Employed by Our Company

Joel N. Waller, our former President and Chief Executive Officer

On December 16, 2004, we entered into an Employment Agreement with Joel N. Waller setting forth the terms of Mr. Waller’s employment with us as our President and Chief Executive Officer, or the Waller Agreement. The Waller Agreement became effective on February 1, 2005. Mr. Waller resigned from his positions as President and Chief Executive Officer on October 8, 2007.

Cash Compensation/Benefits

Under the Waller Agreement, Mr. Waller was entitled to:

•	a base salary of $650,000 (which was subject to annual review by our Compensation Committee);

•

an annual cash and equity performance bonus (paid in accordance with our Company’s bonus plan which was administered under our 2005 Stock Incentive Plan), with a target cash award of up to 100% of Mr. Waller’s base salary and a maximum cash award of up to 200% of his base salary; and

•	participate in such employee benefit plans and insurance programs offered to our Company’s employees.

Equity Incentive Arrangement

At the time of Mr. Waller’s retention as our President and Chief Executive Officer, he received 2,400,000 performance shares of our Company’s Class A common stock under the terms of our 2005 Stock Incentive Plan. The award agreement governing Mr. Waller’s performance shares provided that the performance shares would be granted in two tranches of 1,200,000 shares each, Tranche 1 and Tranche 2, respectively, subject to certain transfer restrictions. Tranche 1 of Mr. Waller’s shares vested on March 1, 2006 and 400,000 of the Tranche 2 shares vested on March 1, 2007.

Two hundred thousand of the Tranche 2 shares would vest each time the 20-day trading average of our Company’s Class A common stock reached certain performance trading thresholds. If any of the shares were still outstanding as of February 1, 2008 and had not otherwise vested after giving effect to the vesting provisions described above, the unvested shares would automatically be forfeited without the payment of any consideration to Mr. Waller. See the disclosure under the heading “Tables of Potential Payments Upon Termination or a Change of Control—Named Executive Officers No Longer Employed by our Company” for a discussion of how Mr. Waller’s last tranche of performance shares were treated.

Termination Payments/Rights

In the event of termination of Mr. Waller’s employment without “cause” or his resignation for “good reason” (as such terms are defined in the Waller Agreement), within ten days of termination, Mr. Waller would have been paid severance in a lump sum. The amount of the severance payment would have been equal to his base salary payable for the remainder of the initial term of his employment or for the extension period, if applicable. If Mr. Waller had elected to continue healthcare coverage through COBRA, he would have also received a lump sum payment equal to the product of (i) the difference between the monthly COBRA premium and his monthly contribution to healthcare benefits and (ii) 18. Mr. Waller would also have been entitled to receive indemnification in connection with his former employment with our Company.

In the event of a termination of Mr. Waller’s employment for “cause” or his resignation without “good reason” or his employment had terminated as a result of his “disability” (as such terms are defined in the Waller Agreement) or his death, Mr. Waller would have received (i) accrued but unpaid base salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date. Nevertheless, if our Board of Directors had reasonable belief that Mr. Waller had committed any of the acts that constituted the basis for a cause termination, Mr. Waller may have been suspended without pay until an investigation was concluded.

Pursuant to the terms of Mr. Waller’s performance shares award agreement, upon his termination without “cause,” or with “good reason” or due to death or disability, Mr. Waller would have been entitled to continue to vest into the performance shares that he would have vested into as though he were still employed with our Company through the expiration date of the initial term of the Waller Agreement.

Change of Control Payments

In the event of a “change of control” (as such term is defined in the Waller Agreement) during the term of his employment with our Company, within ten days of the change of control, Mr. Waller would have been paid a lump sum equal to his base salary payable for the remainder of the initial term of his employment or for the extension period if applicable. If Mr. Waller had elected to continue healthcare coverage through COBRA, he would have also received a lump sum payment equal to the product of (i) the difference between the monthly COBRA premium and his monthly contribution to healthcare benefits and (ii) 18. Mr. Waller would have also been entitled to receive indemnification in connection with his former employment with our Company.

Pursuant to the terms of our 2005 Stock Incentive Plan, upon a “change of control” (as such term is defined therein) during the term of his employment with our Company, all vesting restrictions regarding Mr. Waller’s 800,000 unvested performance shares would have lapsed. In addition, pursuant to the terms of Mr. Waller’s stock option agreement, upon a “change of control,” as defined therein, all 333,333 of Mr. Waller’s unvested stock options would have immediately vested.

John J. Luttrell, our former Executive Vice President and Chief Financial Officer

On December 5, 2005, we entered into an Employment Agreement with John J. Luttrell, or the Luttrell Agreement, setting forth the terms of Mr. Luttrell’s employment with our Company as its Executive Vice President and Chief Financial Officer. The Luttrell Agreement became effective as of December 12, 2005. Mr. Luttrell resigned from his positions as Executive Vice President and Chief Financial Officer on September 21, 2007.

Cash Compensation/Benefits

Under the Luttrell Agreement, Mr. Luttrell was entitled to:

•	a base salary of $375,000 (which was subject to annual review by our Compensation Committee), which was increased to $390,000 effective April 1, 2007;

•	an annual performance bonus to be paid in accordance with our Company’s bonus plan, with a maximum award of up to 100% of Mr. Luttrell’s base salary;

•

a signing bonus in the amount $50,000, payable in two installments; provided that in the event Mr. Luttrell had left our Company prior to June 12, 2007, he would have been required to repay a portion of his signing bonus;

•	participation in such employee benefit plans and insurance programs offered to our Company’s employees; and

•	up to six months of temporary housing.

Equity Incentive Arrangement

At the time of Mr. Luttrell’s retention as Executive Vice President and Chief Financial Officer, he was granted options to acquire 100,000 shares of our Company’s Class A common stock. The options were to vest in three equal tranches over a three year period beginning on December 12, 2006 and each anniversary thereafter. In addition, Mr. Luttrell was entitled to receive 210,000 restricted shares of our Company’s Class A common stock. The restricted shares were to vest in three equal annual installments of 70,000. The initial installment vested on December 12, 2006.

Termination Payment/Rights

Under the terms of the Luttrell Agreement, if Mr. Luttrell had been terminated by us without “cause” (as such term is defined in the Luttrell Agreement) prior to December 12, 2008, he would have been eligible to receive severance in the amount of one year’s then current base salary. In the event Mr. Luttrell’s employment had been terminated with “cause” prior to December 12, 2008, or with or without “cause” thereafter, he would not have been entitled to any severance payment. Mr. Luttrell would not have been entitled to receive severance payments or other compensation in the event he had terminated his employment for “good reason” (as such terms are defined in the Luttrell Agreement).

Payment of any severance amount was contingent upon delivering a separation agreement and general release that was acceptable to our Company.

Change of Control Payments

Under the terms of the Luttrell Agreement, Mr. Luttrell would not have been entitled to receive any payments in connection with a change of control of our Company. However, pursuant to the terms of our 2005 Stock Incentive Plan, upon a “change of control” (as such term was defined therein) during the term of his employment with our Company, all vesting restrictions regarding Mr. Luttrell’s unvested restricted stock would have lapsed.

Gary White, our Former Executive Vice President and Chief Operating Officer

On April 2, 2006, Mr. Gary White was appointed as our Company’s Executive Vice President and Chief Operating Officer. Mr. White had previously served as Executive Vice President, Store Operations, Wet Seal division. On April 10, 2006, we entered into a new Employment Agreement with Mr. White, or the White Agreement, setting forth the terms of Mr. White’s employment with us as our Executive Vice President and Chief Operating Officer. The White Agreement became effective as of April 2, 2006. Mr. White’s employment with our Company terminated on March 31, 2008. The White Agreement was amended and restated on February 11, 2008.

Cash Compensation/Benefits

Under the White Agreement, Mr. White was entitled to:

•	a base salary of $465,000 effective April 1, 2007;

•

an annual performance bonus to be paid in accordance with our Company’s bonus plan, with a maximum award of up to 100% of Mr. White’s base salary, which performance bonus may be replaced with a single annual bonus by our Compensation Committee based on the achievement of pre-determined annual performance goals; and

•	participation in such employee benefit plans and insurance programs offered to our Company’s employees.

Equity Incentive Arrangement

At the time of Mr. White’s promotion to Executive Vice President and Chief Operating Officer, he was granted options to acquire 150,000 shares of Class A common stock. The stock options were to vest in three equal installments on the first, second and third anniversaries of the grant date, which was April 10, 2006. In addition, Mr. White was also granted equity compensation under the terms of his March 28, 2005 employment agreement with our Company, which included: (i) 60,000 Company stock options which were to vest in three equal annual installments beginning on March 28, 2006 and (ii) 200,000 performance shares of our Company’s Class A common stock. The performance shares were granted in two tranches of 100,000 shares each, pursuant to our 2005 Stock Incentive Plan. The performance shares vested upon the achievement of certain trading prices of our Company’s Class A common stock. Tranche 1 of Mr. White’s shares vested on March 28, 2006 and Tranche 2 vested on March 28, 2007.

Termination Payment/Rights

In the event of termination of Mr. White’s employment without “cause”, Mr. White would have been entitled to receive severance pay in an amount equal to one year base salary, payable in equal bi-monthly installments over a period of one year. Mr. White would not have been entitled to any additional payments in connection with termination.

In the event of a termination of Mr. White’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the White Agreement) or his employment had been terminated as a result of his disability (as such term is defined in the White Agreement) or his death, Mr. White would have received (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date. All payments would have been made in compliance with Section 409A and pursuant to the terms of the White Agreement.

Payment of any severance amount was contingent upon delivering a separation agreement and general release that was acceptable to our Company.

Change of Control Payment

The White Agreement provides that in the event of a “change of control” (as such term is defined in the White Agreement) of our Company and Mr. White had been terminated, Mr. White would have been entitled to receive severance pay in an amount equal to one year of base salary, payable in equal bi-monthly installments over a one year period.

Pursuant to the terms of our 2005 Stock Incentive Plan under which all of Mr. White’s performance shares and a portion Mr. White’s stock options were issued, upon the occurrence of a “change of control” during the term of his employment with our Company, all vesting restrictions would have lapsed.

Gregory S. Gemette, our Former President of Merchandise, Arden B division

On March 4, 2006, we entered into an Employment Agreement with Gregory S. Gemette, or the Gemette Agreement, setting forth the terms of Mr. Gemette’s employment with us as President of Merchandise for the Arden B division. The Gemette Agreement became effective as of March 13, 2006. Mr. Gemette’s employment with our Company terminated on March 6, 2008.

Cash Compensation/Benefits

Under the Gemette Agreement, Mr. Gemette was entitled to:

•	a base salary of $415,000;

•

an annual performance bonus to be paid in accordance with our bonus plan, with a maximum award of up to 100% of Mr. Gemette’s base salary; however during the first year of Mr. Gemette’s employment he was entitled to a guaranteed bonus award of 100% of his spring 2006 target bonus;

•	participation in such employee benefit plans and insurance programs offered to our Company’s employees; and

•

up to 90 days of temporary housing, a lump sum relocation allowance of $30,000 and certain additional housing related expenses in connection with his move to a residential area within the vicinity of our principal executive offices.

Equity Incentive Arrangement

At the time of Mr. Gemette’s retention as President of Merchandise for the Arden B division, he received stock options to acquire 50,000 shares of our Company’s Class A common stock. The options were to vest in equal installments over a three year period beginning on March 13, 2007. In addition, Mr. Gemette received 120,000 restricted shares of our Company’s Class A common stock. The restricted shares were to vest in three equal annual installments of 40,000 shares. The initial installment vested on March 13, 2007.

Termination Payment/Rights

In the event of termination of Mr. Gemette’s employment without “cause” or his resignation for “good reason”, Mr. Gemette would have been entitled to receive severance pay in an amount equal to six (6) months compensation, in equal bi-monthly installments paid over a period of six (6) months.

In the event of a termination of Mr. Gemette’s employment for “cause” or his resignation without “good reason” (as such terms were defined in the Gemette Agreement) or his employment had been terminated as a result of his “disability” (as such term was defined in the Gemette Employment Agreement) or his death, Mr. Gemette would have received (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date.

Payment of any severance amount was contingent upon delivering a separation agreement and general release that was acceptable to our Company.

Change of Control Payments

The Gemette Agreement provides that in the event of a “change of control” (as such term is defined in the Gemette Agreement) of our Company or with respect to the Arden B division during the term of his employment with our Company, all of his unvested stock options and restricted shares that had been issued under our 2005 Stock Incentive Plan would immediately vest. Mr. Gemette would not have received any cash severance in connection with a “change of control”.

TABLES OF POTENTIAL PAYMENTS UPON

TERMINATION OR A CHANGE OF CONTROL

The following tables quantify the potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of February 2, 2008. The terms and conditions of the post employment and change of control provisions for each of the named executive officers are described in detail above in “Summary of Employment Agreements and Potential Payments Upon a Change of Control”.

A.	Named Executive Officers as of the Date of this Proxy Statement

EDMOND S. THOMAS

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)(3)	Total
Termination without Cause	$2,250,000	$518,331	$2,768,331
Death or Disability	$250,000	—	—
Expiration of the Employment Agreement without similar offer of employment	—	—	—
With Cause or Without Good Reason	—	—	—
With Good Reason	$2,250,000	$518,331	$2,768,331
Change of control	$1,750,000	$518,331	$2,018,331

(1)	Pursuant to the terms of the Thomas Agreement, as of February 2, 2008, upon his termination without “cause,” or with “good reason,” Mr. Thomas would be entitled to payments totaling $2,250,000, less applicable withholding taxes, which is comprised of (a) $2,000,000, which represents the aggregate base salary over the remaining term of the Thomas Agreement and (2) $250,000, which represents his guaranteed bonus for fiscal 2007. Upon a “change of control,” Mr. Thomas would be entitled to payments totaling $1,750,000, less applicable withholding taxes, which is comprised of (a) $1,500,000, which represents two (2) times his 2007 base salary and (2) $250,000, which represents his guaranteed bonus for fiscal 2007. Also pursuant to the terms of the Thomas Agreement, upon Mr. Thomas’ election to continue healthcare benefits through our Company under any of these circumstances, our Company would pay for coverage under COBRA for one year following the date of termination.
(2)	Mr. Thomas’ performance shares and options are not subject to accelerated vesting, except in the event of a change in control when his unvested option shares will fully vest.
(3)	The value of accelerated equity with respect to the restricted shares of $518,331 is calculated as the product of (a) 166,666 shares of restricted stock Mr. Thomas would vest into and (b) $3.11, which was our Company’s closing common stock price on February 1, 2008.

STEVEN H. BENRUBI

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)	Total
Termination without Cause	$300,000	—	$300,000
Death or Disability	—	—	—
Expiration of the Employment Agreement without similar offer of employment	—	—	—
With Cause or Without Good Reason	—	—	—
With Good Reason	$300,000	—	$300,000
Change of control	—	$403,896	$403,896

(1)	Pursuant to the Benrubi Agreement, as of February 2, 2008, upon his termination without “cause” or with “good reason”, Mr. Benrubi would be entitled to receive severance payments totaling his then current base salary, less applicable withholding taxes, totaling $300,000.

(2)	The value of accelerated equity with respect to the restricted stock and performance shares of $403,896 is calculated as the product of (a) 129,870 shares of restricted stock and performance shares Mr. Benrubi would vest into and (b) $3.11, which was our Company’s closing common stock price on February 1, 2008. The value of accelerated equity with respect to his previously granted stock options is $0 as such stock options are not “in the money” due to their exercise price per share being in excess of $3.11.

DYAN JOZWICK

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)	Total
Termination without Cause	$207,500	$342,100	$549,600
Death or Disability	—	—	—
Expiration of the Employment Agreement without similar offer of employment	—	—	—
With Cause or Without Good Reason	—	—	—
With Good Reason	—	—	—
Change of control	$207,500	$342,100	$549,600

(1)	Pursuant to the Jozwick Agreement, upon her termination without “cause” or upon a “change in control”, Ms. Jozwick would be entitled to receive severance pay equal to six months of her then current base salary, less applicable withholding taxes, totaling $207,500.
(2)	The value of accelerated equity with respect to the restricted stock and performance shares of $342,100 is calculated as the product of (a) the 110,000 shares of restricted stock and performance shares Ms. Jozwick would vest into and (b) $3.11, which was our Company’s closing common stock price on February 1, 2008. The value of accelerated equity with respect to her previously granted stock options is $0 as such stock options are not “in the money” due to their exercise price per share being in excess of $3.11.

B.	Named Executive Officers No Longer Employed by Our Company

JOEL N. WALLER

On October 2, 2007, our Company and Joel N. Waller entered into a Separation Agreement and General Release of all Claims in connection with Mr. Waller’s resignation from his positions as President and Chief Executive Officer and a member of our Board of Directors of our Company.

Pursuant to the terms of the Separation Agreement and General Release, or the Separation Agreement, Mr. Waller’s employment with our Company and its subsidiaries terminated effective as of October 8, 2007. Under the Separation Agreement, and in consideration of a mutual general release of claims, Mr. Waller was entitled to the following payments and benefits:

•	payment of an amount equal to his current base salary for the period from and including October 8, 2007 through February 1, 2008, which amount equaled $208,356;

•	payment of an amount equal to 100% of his target bonus for the Fall 2007 incentive period, which amount equaled $390,000;

•

payment of an amount equal to the product of (i) and (ii), where (i) was that portion of the monthly COBRA premium equal to the difference between the COBRA premium and his monthly contribution towards healthcare benefits that was in effect as of October 8, 2007 and (ii) was 18, which amount equaled $7,549;

•

payment of (i) any accrued, but unpaid base compensation earned through October 8, 2007, (ii) the cash value of any accrued but unused vacation, through October 8, 2007, which amount equaled $71,813, (iii) reimbursement for any unreimbursed business expenses incurred prior to October 8, 2007 to which he would otherwise have been entitled and (iv) any amounts due under any Company benefit plan or arrangement for the period prior to October 8, 2007;

•

continued opportunity to vest in his 800,000 unvested performance shares until 4:00 p.m. (local time in New York) on February 1, 2008, subject to the terms and conditions of Mr. Waller’s performance shares award agreement with our Company except to the extent as modified by the Separation Agreement; and

•	continued opportunity to exercise his 333,334 vested stock options for three months after October 8, 2007, at an exercise price of $3.12 per share.

JOHN J. LUTTRELL

On September 21, 2007, Mr. Luttrell resigned from his positions as Executive Vice President and Chief Financial Officer. Mr. Luttrell did not receive any severance payment in connection with his resignation.

GARY WHITE

On February 26, 2008, Mr. White resigned from his positions as Executive Vice President and Chief Operating Officer. Mr. White did not receive any severance payment in connection with his resignation.

GREGORY S. GEMETTE

On February 5, 2008, Mr. Gemette resigned from his position as President of Arden B Merchandise. To date, Mr. Gemette has not received any severance payment in connection with his resignation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information regarding the beneficial ownership of our Company’s Class A common stock for (i) each person known to our Company to have beneficial ownership of more than 5% of our Company’s Class A common stock and (ii) each of our Company’s directors and each executive officer named in the Summary Compensation Table. Except as otherwise indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock shown below as beneficially owned by them. Unless otherwise indicated, the address of each person listed below is c/o The Wet Seal, Inc. 26972 Burbank, Foothill Ranch, California 92610.

As of April 16, 2008, there were 92,057,551 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding. While our Company has 2,167 shares of Series C Convertible Preferred Stock issued and outstanding, holders of the Series C Convertible Preferred Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Except for information based upon Schedules 13D or 13G filed with the Securities and Exchange Commission, as indicated in the footnotes, beneficial ownership is stated as of April 16, 2008.

Name and Address of Stockholder	Beneficial Ownership of Shares of Class A Common Stock	Percent of Beneficial Ownership of Shares of Class A Common Stock (1)
Riverview Group, LLC (2) c/o Millenium Management, L.L.C. 666 Fifth Avenue New York, NY 10103	5,402,811	5.9%

Paradigm Capital Management, Inc. (3) 9 Elk Street Albany, New York 12207	4,810,650	5.2%

Named Executive Officers and Directors
Steven H. Benrubi (4)	168,160	*
Jonathan Duskin (5)	66,000	*
Gregory S. Gemette (6)	16,667	*
Sidney M. Horn (7)	272,705	*
Dyan Jozwick (8)	186,516	*
Harold D. Kahn (9)	237,705	*
John J. Luttrell	—	*
Kenneth M. Reiss (10)	262,705	*
Alan Siegel (11)	271,705	*
Edmond S. Thomas (12)	848,833	*
Joel N. Waller	900,376	*
Gary White (13)	240,000	*
Henry D. Winterstern (14)	102,705	*
Michael Zimmerman (1)(15)	66,000	*
All Named Executive Officers and Directors as a group (14 individuals)	3,640,077	3.8%

*	Less than 1%
(1)	Each Reporting Person, if a holder of secured convertible notes, Series C Convertible Preferred Stock or warrants, is prohibited from converting or exercising any of such securities if as a result such reporting person would beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) more than 9.99% of our Company’s outstanding Class A common stock pursuant to an ownership limitation set forth in the document evidencing the respective securities.

(2)	As reported in Amendment No. 3 to Schedule 13G dated December 31, 2006 that was filed on February 14, 2008, Riverview Group, LLC, a Delaware limited liability company (“Riverview”) held: (i) 3,111,1111 shares of our Company’s Class A common stock currently issuable to Riverview upon the conversion of our 3.76% Secured Convertible Note due January 14, 2012 in the original principal amount of $4,666,667 (the “Note”); (ii) 537,000 shares of Class A common stock currently issuable to Riverview upon the conversion of 1,611 shares of Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred”); (iii) 527,319 shares of Class A common stock currently issuable to Riverview upon the exercise of a certain Warrant; (iv) 294,643 shares of Class A common stock currently issuable to Riverview upon the exercise of a Series C Warrant; (v) 307,738 shares of Class A common stock currently issuable to Riverview upon the exercise of a Series D Warrant; and (vi) 625,000 shares of Class A common stock currently issuable to Riverview upon the exercise of a Series E Warrant. Riverview has an open short position of 3,714,173 shares of Class A common stock, which position is not netted against the data provided in the Amendment No. 3 to Schedule 13G for the purpose of determining the number of shares beneficially owned by any of the Reporting Persons. As of December 31, 2007, Millenco, L.L.C., a Delaware limited liability company (“Millenco”), formerly known as Millenco, L.P., a Delaware limited partnership, held 242,941 shares of our Company’s Class A common stock. Millenco has an open short position of 755,600 shares of our Company’s Class A common stock, which position is not netted against the data provided in the Amendment No. 3 to Schedule 13G for the purpose of determining the number of shares beneficially owned by any of the Reporting Persons. As of the date of December 31, 2007, Catapult Partners, Ltd., an exempted limited company organized under the laws of the Cayman Islands (“Catapult Partners”) held 225,000 shares of Class A common stock. Catapult Capital Management LLC, a Delaware limited liability company (“Catapult Capital Management”), is the investment manager to Catapult Partners and consequently may be deemed to have shared voting control and investment discretion over securities owned by Catapult Partners. Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the managing member of Catapult Capital Management, and consequently may be deemed to have shared voting control and investment discretion over securities owned by Catapult Capital Management. Millennium International Management GP LLC, a Delaware limited liability company (“Millennium International Management GP”), is the general partner of Millennium International Management and consequently may be deemed to have shared voting control and investment discretion over securities deemed to be beneficially owned by Millennium International Management. Integrated Holding Group LP, a Delaware limited partnership (“Integrated Holding Group”), is the sole and managing member of Riverview Group as well as the 100% shareholder of Catapult Partners, and consequently may be deemed to have shared voting control and investment discretion over securities owned by Riverview Group and Catapult Partners, as the case may be. Integrated Holding Group is a non-managing member of Millenco. As a non-managing member, Integrated Holding Group has no investment or voting control over Millenco or its securities positions. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the manager of Millenco and the general partner of Integrated Holding Group, and consequently may be deemed to have shared voting control and investment discretion over securities owned by Millenco and deemed to be beneficially owned by Integrated Holding Group, respectively. Israel A. Englander (“Mr. Englander”) is the managing member of Millennium Management and Millennium International Management GP, and consequently may be deemed to have shared voting control and investment discretion over securities deemed to be beneficially owned by Millennium Management or Millennium International Management GP, as the case may be. The foregoing should not be construed in and of itself as an admission by Catapult Capital Management, Millennium International Management, Millennium International Management GP, Integrated Holding Group, Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Riverview Group, Millenco or Catapult Partners, as the case may be. Note: Millennium Partners, L.P., Millennium SMC LLC and Millennium SMC(Cayman) Ltd. are limited partners of Integrated Holding Group. As such, Millennium Partners, L.P., Millennium SMC LLC and Millennium SMC (Cayman) Ltd. do not have investment or voting control over Integrated Holding Group or its securities positions. Integrated Holding Group is a non-managing member of Millenco. As such, Integrated Holding Group has no investment or voting control over Millenco or its securities positions.

(3)	As reported in a Schedule 13G dated December 31, 2007 that was filed on February 14, 2008.
(4)	Includes (i) 26,290 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 16, 2008 and (ii) 90,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(5)	Includes 44,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(6)	Includes 16,667 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 16, 2008; provided however such named executive officer has 90 days to exercise those options following the date of termination of employment. Mr. Gemette’s employment with our Company terminated on March 6, 2008.
(7)	Includes 37,705 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(8)	Includes 90,000 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, and 70,000 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 16, 2008.
(9)	Includes 37,705 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(10)	Includes 37,705 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(11)	Includes (a) 37,705 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights and (b) 78,500 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 16, 2008.
(12)	Includes 333,333 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, and 500,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(13)	Includes 202,500 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 16, 2008; provided however such named executive officer has 90 days to exercise those options following the date of termination of employment. Mr. White’s employment with out Company terminated on March 31, 2008.
(14)	Includes (a) 37,705 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights and (b) 15,000 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 16, 2008.
(15)	Includes 66,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, our Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Audit services are services rendered by the independent auditors for the audit of financial statements and review of financial statements included in our Company’s Quarterly Report on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. In addition, the independent auditors engage in a review of the effectiveness of our Company’s internal control over financial reporting.

Audit-related services are for assurance and related services performed by the independent auditors that are reasonably related to the performance of the audit or review of the financial statements.

Tax services include all services performed by the independent auditors for tax compliance, tax planning and tax advice, including professional services rendered for preparation and review of the federal and state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income and other tax issues.

Prior to engagement of the independent auditors for the following year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to our Audit Committee for approval. Our Audit Committee then pre-approves these services by category of service. The fees are budgeted and our Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, our Audit Committee requires specific pre-approval before engaging the independent auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The fees incurred by our Company for Deloitte & Touche LLP’s services for fiscal 2006 are set forth in our Company’s Proxy Statement dated May 22, 2007, including estimates which have been updated in this Proxy Statement to reflect final amounts of fees incurred. Such fees for fiscal 2007 are subject to subsequent adjustment if final amounts billed differ from the current estimates. During fiscal 2006 and 2007, fees for services provided by Deloitte & Touche LLP were as follows:

Audit Fees

The aggregate fees incurred by our Company for Deloitte & Touche LLP’s audit of our Company’s annual financial statements, the issuance of consents, the reviews of the financial statements included in our Company’s Quarterly Reports on Form 10-Q and audit of our Company’s internal control over financial reporting and, for fiscal 2006, of the annual management assessment of the effectiveness of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002) totaled $1,252,000 and $865,000 in fiscal 2006 and 2007, respectively.

Audit-Related Fees

The aggregate fees billed to our Company by Deloitte & Touche LLP for audit-related services totaled $17,000 and $3,000 in fiscal 2006 and 2007, respectively.

Tax Fees

The aggregate fees billed to our Company by Deloitte & Touche LLP for tax compliance, tax advice and tax planning services totaled $60,000 and $39,000 in fiscal 2006 and 2007, respectively.

All Other Fees

Other than the services described above, there were no other fees billed by Deloitte & Touche LLP for services rendered to our Company in fiscal 2006 and 2007.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee serves as the representative of our Board of Directors for general oversight of our Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct. Our Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.wetsealinc.com.

Management of our Company has the primary responsibility of preparing the financial statements of our Company, including our Company’s internal controls, as well as our Company’s financial reporting process. Deloitte & Touche LLP, an independent registered public accounting firm, acting as our Company’s independent auditor, is responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board and to issue a report thereon and as to its assessment of the effectiveness of internal control over financial reporting. In addition, our Audit Committee has retained PricewaterhouseCoopers to assist management with its review of our Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

In this context, our Audit Committee hereby reports as follows:

•

Our Audit Committee has reviewed and discussed the audited financial statements for fiscal 2007 with our Company’s management and Deloitte & Touche LLP, an independent registered public accounting firm, acting as our Company’s independent auditor. Additionally, our Audit Committee has reviewed and discussed, with management and with Deloitte & Touche LLP, Deloitte & Touche LLP’s report and attestation on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

•

Our Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied in The Wet Seal Inc.’s financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

•

Our Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm’s independence.

•

Based on the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors and our Board of Directors has approved that the audited financial statements of our Company for fiscal 2007 be included in our Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee

For Fiscal 2007:

Kenneth M. Reiss (Chairman)

Jonathan Duskin

Sidney M. Horn

Henry D. Winterstern

The foregoing Report of our Audit Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference in any previous or future documents filed by our Company with the Securities and Exchange Commission under the Securities Act or the Exchange Act, except to the extent that our Company specifically incorporates the report by reference in any such document.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon recommendation of our Audit Committee, our Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the independent auditor of our Company for fiscal 2008. Deloitte & Touche LLP served as the independent auditor of our Company for fiscal 2007.

Neither our Company’s Restated Certificate of Incorporation, as amended, nor its Bylaws, as amended, require that the stockholders ratify the selection of our Company’s independent auditor. Our Company is doing so because our Company believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, our Board of Directors and our Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but may retain such independent auditor. Even if the appointment is ratified, our Board of Directors and our Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of our Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from stockholders.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our Company’s independent auditor requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR COMPANY’S INDEPENDENT AUDITOR FOR FISCAL 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder require the filing of certain reports by officers, directors and beneficial owners of more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Our Company believes that during fiscal 2007, all such filing requirements were satisfied by our Company’s officers, directors and ten percent stockholders.

OTHER MATTERS TO COME BEFORE THE 2008 ANNUAL MEETING

Our Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

SOLICITATIONS

The cost of this solicitation or proxies will be borne by our Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, our Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2009 ANNUAL MEETING

If a stockholder of our Company wishes to present a proposal for consideration at the next annual meeting of stockholders, the proposal must be received at the principal executive offices of our Company no later than December 31, 2008, to be considered for inclusion in our Company’s proxy statement and form of proxy for that annual meeting. A stockholder proposal will be considered untimely for consideration at the next annual meeting if it is not received by our Company at least 45 days prior to the date of the meeting.

PROXY	THE WET SEAL, INC.	PROXY
ANNUAL MEETING
Solicited on behalf of our Board of Directors
for the Annual Meeting of Stockholders to be held on May 28, 2008

The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Edmond S. Thomas and Steven H. Benrubi, or either of them, as his or her true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 28, 2008, at 10:00 a.m., Pacific Daylight time, and any adjournment or postponement thereof with respect to the following matters which are more fully explained in our Proxy Statement dated April 30, 2008, receipt of which is acknowledged by the undersigned.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL EIGHT NOMINEES AND FOR PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN OUR PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be Signed on Reverse Side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE WET SEAL, INC.

May 28, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

20830000000000000000 4	052207

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL EIGHT NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors - Our Board recommends a vote FOR each of the following nominees:				2. Ratification of the Appointment of Deloitte & Touche LLP as independent auditor for fiscal	☐	☐	☐
		NOMINEES:		2008.
☐	FOR ALL NOMINEES	O	Jonathan Duskin
		O	Sidney M. Horn
☐	WITHHOLD AUTHORITY	O	Harold D. Kahn
	FOR ALL NOMINEES	O	Kenneth M. Reiss
		O	Alan Siegel
☐	FOR ALL EXCEPT	O	Edmond S. Thomas
	(See instructions below)	O	Henry D. Winterstern
		O	Michael Zimmerman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.